EQUIPMENT LEASE

This Equipment Lease (this "Lease") is made effective as of May 01, 2005, between G3 Global Investments, Inc. (the "Lessor") and Texas Prototypes, Inc. (the "Lessee"), 1299 Commerce Drive, Richardson, Texas 75081, and states the agreement of the parties as follows:

EQUIPMENT SUBJECT TO LEASE: The Lessor shall lease the equipment listed on the attached Exhibit "A".

PAYMENT TERMS: The Lessee shall make monthly payments of $15,000.00 on the 1st of each month. The initial payment will be due on May 01, 2005, with subsequent payments due at the 1st of each thereafter until the end of the lease. The lease payments shall be due whether or not the Lessee has received notice of a payment due. Any late payments are subject to a finance charge at Lessor's discretion.

RISK OF LOSS OR DAMAGE: The Lessee assumes all risks of loss or damage to the equipment from any cause, and agrees to return it to the Lessor in the condition received from the Lessor, with the exception of normal wear and tear.

LEASE TERM: This Lease shall begin on the above effective date and shall terminate on April 30, 2007.

INTEREST: Interest to be accrued on the unpaid balance at 6% and paid quarterly.

LOCATION OF EQUIPMENT: The equipment shall be located at 1299 Commerce Drive, Richardson, Texas 75081, during the lease term, and shall not be removed from that location without the Lessor's prior written consent.

CARE AND OPERATION OF EQUIPMENT: The equipment may only be used and operated in a careful and proper manner. Its use must comply with all laws, ordinances, and regulations relating to the possession, use, or maintenance of the equipment, including registration and/or licensing requirements, if any.

ALTERATIONS: Lessee shall make no alterations to the equipment without the prior consent of the Lessor. All alterations shall be the property of the Lessor and subject to the terms of this Lease.

MAINTENANCE AND REPAIR: The Lessee shall maintain the equipment in good repair and operating condition, allowing for reasonable wear and tear.
The Lessee shall pay all costs required to maintain the equipment in good operating condition. Such costs shall include labor, material, parts, and similar items.

LESSOR'S RIGHT OF INSPECTION: The Lessor shall have the right to inspect the equipment during Lessee's normal business hours.

RETURN OF EQUIPMENT: At the end of the Lease term, the Lessee shall be obligated to return the equipment to the Lessor at the Lessee's expense.

OPTION TO RENEW: If the Lessee is not in default upon the expiration of this lease, the Lessee shall have first option to lease the equipment on such terms as the parties may agree at that time.

OPTION TO PURCHASE: If the Lessee is not in default under this Lease, the Lessee shall have the option to purchase items of equipment at the end of the lease term for the price specified for such items of equipment in the attached Equipment Schedule. The Lessee shall exercise this option by providing written notice to the Lessor of such intent at least 30 day(s) prior to the end of the lease term.

ACCEPTANCE OF EQUIPMENT: The Lessee shall inspect each item of equipment delivered pursuant to this Lease. The Lessee shall immediately notify the Lessor of any discrepancies between such item of equipment and the description of the equipment in the Equipment Schedule. If the Lessee fails to provide such notice before accepting delivery of the equipment, the Lessee will be conclusively presumed to have accepted the equipment as specified in the Equipment Schedule.

OWNERSHIP AND STATUS OF EQUIPMENT: The equipment will be deemed to be personal property, regardless of the manner in which it may be attached to any other property. The Lessor shall be deemed to have retained title to the equipment at all times, unless the Lessor transfers the title by sale. The Lessee shall immediately advise the Lessor regarding any notice of any claim, levy, lien, or legal process issued against the equipment.

WARRANTY: The Lessor makes no warranties, express or implied, as to the equipment leased. The Lessee assumes the responsibility for the condition of the equipment.

INDEMNITY OF LESSOR FOR LOSS OR DAMAGES: If the equipment is damaged or lost, the Lessor shall have the option of requiring the Lessee to repair the equipment to a state of good working order, or replace the equipment with like equipment in good repair, which equipment shall become the property of the Lessor and subject to this Lease.

LIABILITY AND INDEMNITY: Liability for injury, disability, and death of workers and other persons caused by operating, handling, or transporting the equipment during the term of this Lease is the obligation of the Lessee, and the Lessee shall indemnify and hold the Lessor harmless from and against all such liability. Lessee shall maintain liability insurance of at least $500,000.00.

CASUALTY INSURANCE: The Lessee shall insure the equipment in an amount sufficient to cover the replacement cost of the equipment.

TAXES AND FEES: During the term of this Lease, the Lessee shall pay all taxes, assessments, and license and registration fees on the equipment.

DEFAULT: The occurrence of any of the following shall constitute a default under this Lease:

A. The failure to make a required payment under this Lease when due.

B. The violation of any other provision or requirement that is not corrected within 10 day(s) after written notice of the violation is given.

C. The insolvency or bankruptcy of the Lessee.

D. The subjection of any of Lessee's property to any levy, seizure, assignment, application or sale for or by any creditor or government agency.

RIGHTS ON DEFAULT: If the Lessee is in default under this Lease, without notice to or demand on the Lessee, the Lessor may take possession of the equipment as provided by law, deduct the costs of recovery (including attorney fees and legal costs), repair, and related costs, and hold the Lessee responsible for any deficiency. The Lessor shall be obligated to re-lease the equipment, or otherwise mitigate the damages from the default, only as required by law.

NOTICE: All notices required or permitted under this Lease shall be deemed delivered when delivered in person or by mail, postage prepaid, addressed to the appropriate party at the address shown for that party at the beginning of this Lease.

ASSIGNMENT: The Lessee shall not assign or sublet any interest in this Lease or the equipment or permit the equipment to be used by anyone other than the Lessee or Lessee's employees, without Lessor's prior written consent.

ENTIRE AGREEMENT AND MODIFICATION: This Lease constitutes the entire agreement between the parties. No modification or amendment of this Lease shall be effective unless in writing and signed by both parties. This Lease replaces any and all prior agreements between the parties.

GOVERNING LAW: This Lease shall be construed in accordance with the laws of the State of Texas.

SEVERABILITY: If any portion of this Lease shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Lease is invalid or unenforceable, but that by limiting such provision, it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

WAIVER: The failure of either party to enforce any provision of this Lease shall not be construed as a waiver or limitation of that party's right to subsequently enforce and compel strict compliance with every provision of this Lease.

CERTIFICATION: Lessee certifies that the application, statements, trade references, and financial reports submitted to Lessor are true and correct and any material misrepresentation will constitute a default under this Lease.

ARBITRATION: Any controversy or claim relating to this Lease, including the construction or application of this Lease, will be settled by binding arbitration under the rules of the American Arbitration Association, and any judgment granted by the arbitrator(s) may be enforced in any court of proper jurisdiction.

Lessor:
G3 Global Investments, Inc.

By: ______________________________

Lessee:
Texas Prototypes, Inc.

By: ______________________________

EXHIBIT A

Equipment Schedule

1. SMT Machine Juki FS-730 Manu. Serial # 735-01019
2. SMT Machine Juki FS-730 Manu. Serial # 735-01026
3. SMT Machine Juki FS-730 Manu. Serial # 735-01037
4. SMT Machine Juki FM-740 Manu. Serial # 745-01012
    a. KV-75 Juki conveyor Manu. Serial # KVO-F094
5. SMT Machine Juki KE-760L Manu. Serial # N-F001704
    a. TR-35 Juki Tray Dispenser Manu. Serial # TR9-3594
    b. Includes all original PIC feeders Manu. Serial # Various
6. Screen Printer Dek 265 MKI Manu. Serial # N-F001710
7. Screen Printer Dek 265 LT Manu. Serial # 272632
8. Reflow Oven Heller 1700EXL Manu. Serial # 0999D2A-24187
    a. w/ Impell – F8230C Manu. Serial # 99.30.047

9. BGA RW Conceptronic HGR2000 Manu. Serial # 9400120
10. Dell Latitude Laptop Computer Manu. Serial # 3CRC101
11. SMT Machine JUKI KE-750L Manu. Serial # 759-C1866